ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

April 1, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Answerthink, Inc. (the “Company”) to be held on Wednesday, May 12, 2004 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida.

At this meeting you will be asked to vote for the election of two directors. This matter is discussed in detail in the attached proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

I strongly encourage you to receive future Answerthink annual reports and proxy statement materials electronically and help us save costs in producing and distributing these materials. If you wish to receive our annual report and proxy statement electronically next year, please follow the instructions on the enclosed proxy card.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Ted A. Fernandez
Chairman and Chief Executive Officer

The date of this Proxy Statement is April 1, 2004, and it is first being mailed to shareholders on or about April 1, 2004.

ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 12, 2004

The 2004 Annual Meeting of Shareholders of Answerthink, Inc. (the “Company”) will be held on Wednesday, May 12, 2004 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida for the following purposes:

1.	To elect two directors to the Board of Directors;

2.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 15, 2004 as the record date to determine the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for ten days prior to the annual meeting at the Company’s offices and at the location of the annual meeting on May 12, 2004. All shareholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

Frank A. Zomerfeld
Secretary

Miami, Florida
April 1, 2004

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

ANSWERTHINK, INC.
1001 Brickell Bay Drive, Suite 3000
Miami, Florida 33131

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 2004

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished, on or about April 1, 2004, to the shareholders of Answerthink, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2004 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 12, 2004 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, and any postponement or adjournment thereof.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon.

Executed but unmarked proxies will be voted “FOR” Proposal 1 to elect the board of directors’ nominees for directors.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

Instead of submitting a signed proxy card, shareholders may submit their proxies by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 15, 2004 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of shareholders entitled to vote at the annual meeting. On the Record Date, 48,440,536 shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

Assuming the presence of a quorum at the annual meeting, a plurality of the votes cast in person or represented by proxy at the annual meeting is required for election of the directors. Unless otherwise required by law, the Company’s current certificate of incorporation or the Company’s bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting and entitled to vote on the matter.

Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. For example, a “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Abstentions on Proposal 1 will not have any effect on the approval of Proposal 1. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming the presence of a quorum, will not affect whether any proposal is approved at the annual meeting.

The presence of a shareholder at the annual meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Company’s certificate of incorporation provides that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently is composed of seven directors. The Board of Directors is divided into three classes, as equal in number as possible. One class is elected each year for a term of three years.

Two directors will be elected at the annual meeting to serve for a three-year term expiring at the annual meeting in 2007. The Board of Directors has nominated Ted A. Fernandez and Alan T.G. Wix for the positions. You can find more information about Messrs. Fernandez and Wix below.

Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors are elected by a plurality of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
MESSRS. FERNANDEZ AND WIX AS DIRECTORS.

Information as to the Nominees and Continuing Directors

The following table sets forth certain information regarding the Board of Directors’ nominees for election as directors and those directors who will continue to serve as such after the annual meeting.

Name	Age(1)	Director Since(2)	Position(s) held with the Company	Term Expires
NOMINEES
Ted A. Fernandez	47	1997	Chairman and Chief Executive Officer	2004
Alan T.G. Wix(3)(4)	62	1999		2004

CONTINUING DIRECTORS
Edwin A. Huston(3)	65	2001		2005
Jeffrey E. Keisling(4)	47	1999		2005
David N. Dungan	50	2000	Chief Operating Officer	2006
Allan R. Frank	49	1997	President	2006
Richard N. Hamlin(3)(4)	56	2003		2006

(1)	The ages shown are as of April 1, 2004.
(2)	The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3)	Member of the Audit Committee.
(4)	Member of the Compensation Committee.

The principal occupations for the past five years or more of the two nominees for directors and the five directors whose terms of office will continue after the annual meeting are set forth below.

Nominees

Ted A. Fernandez is a founder of the Company. He has served as Chairman of its Board of Directors and Chief Executive Officer since inception. Mr. Fernandez served as the National Managing Partner of KPMG LLP’s (“KPMG’s”) Strategic Services Consulting from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

Alan T.G. Wix is the Chairman of Fiva Marketing, Ltd., a position he has held since April 2003. Mr. Wix also serves as the Chairman of the Board of Farsight PLC, a position he has held since April 1999. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

Continuing Directors

David N. Dungan is a founder of the Company. He served as a Managing Director from the Company’s inception until March of 2000 when he became a director and was named Chief Operating Officer. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG’s Strategic Consulting Practice from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

Allan R. Frank is a founder of the Company. He served as Executive Vice President, Chief Technology Officer and director of the Company from the Company’s inception to March 2000 when he was named President. Prior to founding the Company, from May 1994 to January 1997, Mr. Frank served as the Chief Technology Officer for KPMG and as the Partner-in-Charge of Enabling Technologies with KPMG’s Strategic Services Consulting. Mr. Frank also served on KPMG’s Board of Directors from 1994 to 1997. Prior to 1994, Mr. Frank held several executive and client service positions with KPMG.

Richard N. Hamlin served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. Mr. Hamlin retired in June 2000 as a partner of KPMG Consulting, a position he held from January 2000. Mr. Hamlin served as a partner of KPMG from 1979 until January 2000, including service on KPMG’s Board of Directors from 1994 to 1998. Mr. Hamlin is a director of Streicher Mobile Fueling, Inc.

Edwin A. Huston served as the Vice Chairman of Ryder System, Inc. (“Ryder”), an international logistics and transportation solutions company, from July 2000 until retiring June 30, 2001. Mr. Huston served as Senior Executive Vice President Finance and Chief Financial Officer of that company from January 1987 until he became Vice Chairman. Mr. Huston is a director of Enterasys Network, Inc., Kaman Corporation, and Unisys Corp.

Jeffrey E. Keisling serves as Vice President of Information Services of Wyeth Pharmaceuticals, a position he has held since September 2000. From December 1998 through September 2000, Mr. Keisling served as Senior Vice President and Chief Information Officer of Advanta Corporation. Mr. Keisling served as the Vice President and Chief Information Officer of Rhone-Poulenc Rorer Pharmaceuticals from January 1994 to October 1998.

Other Executive Officer

The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

John F. Brennan, age 46, is the Company’s Executive Vice President and Chief Financial Officer and has served in that capacity since October 1999. Mr. Brennan served as Executive Vice President, Acquisitions and Strategic Planning and Secretary from August 1997 to January 1999 when he was named Chief Administrative Officer. Mr. Brennan was employed by Ryder as Vice President and Treasurer from June 1996 through August 1997. Mr. Brennan held a variety of accounting and finance positions with Ryder from 1986 through 1996. Prior to joining Ryder, Mr. Brennan was employed with Arthur Andersen & Co.

Corporate Governance and Other Matters

The Board of Directors consists of seven members, a majority of which are considered “independent directors” under the current listing standards of the Nasdaq Stock Market. Our independent directors are Richard N. Hamlin, Edwin A. Huston, Jeffrey E. Keisling and Alan T.G. Wix. The Board of Directors currently has two committees, the Compensation Committee and the Audit Committee.

The Compensation Committee is responsible for determining compensation for the Company’s executive officers and approving compensation and human resource programs for the Company. The current members of the Compensation Committee are Messrs. Keisling (Chairman), Hamlin and Wix. For further information on the Compensation Committee, please refer to the “Compensation Committee Report on Executive Compensation” on page 11 of this Proxy Statement.

The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The primary functions of the Audit Committee are to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and its financial reporting and disclosure practices, (b) the Company’s systems of internal controls regarding finance and accounting compliance, (c) the independence and performance of the Company’s outside auditors, and (d) the Company’s ethical compliance programs. The Audit Committee also performs the other functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the Nasdaq Stock Market.

The current members of the Audit Committee are Messrs. Huston (Chairman), Hamlin and Wix. Rules recently adopted by the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting the Nasdaq’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by the Nasdaq Stock Market. The Board has determined that Mr. Hamlin and Mr. Huston are both audit committee financial experts, as that term is defined under the SEC rules.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter, which was adopted and became effective on March 26, 2003, can be found at our website at www.answerthink.com/ir/governance. For further information on the Audit Committee, please refer to the “Report of the Audit Committee’’ on page 17 in this Proxy Statement.

The Board of Directors does not have a separate nominating committee. However, the Board has established a process whereby all candidates proposed for nomination, other than those directors standing for reelection, must be approved by a majority of our independent directors prior to being submitted to a vote of the Board. The Company’s independent directors are Edwin A. Huston, Richard N. Hamlin, Jeffrey E. Keisling and Alan T.G. Wix. All of these gentlemen are “independent directors” under the current listing standards of the Nasdaq Stock Market. The Board of Directors believes that this process for approving nominations for directorships complies with all applicable listing standards of the Nasdaq Stock Market and is consistent with the spirit of those requirements. As such, the Board believes that it is not necessary to have another formal committee to perform these functions.

The Company does not have a formal policy with regard to the consideration of director candidates recommended by security holders. However, the process for the submission of potential candidates for election to the Board by our shareholders is set forth in detail below.

The Board of Directors selects candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the board is increased and there is no public announcement made by the Company at least 70 days prior to the first anniversary of the preceding annual meeting naming all of the nominees for director or specifying the size of the increased board, with respect to nominees for any new position created by the increase, the shareholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2005” on page 20 in this Proxy Statement.

The shareholder’s notice referred to in the preceding paragraph must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of such beneficial owner, the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The Board of Directors has not established minimum qualifications for director nominees nor has it established a description of specific skills that the directors feel are necessary for the Company’s directors to possess. However, when evaluating candidates for nomination, the independent directors consider personal qualifications such as intelligence, integrity and strength of character as well as experience qualifications including the role, length of service and relevant experience with the candidate’s current or former employers. These qualities would be considered as they relate to any candidate, whether suggested by management or by one or more of the Company’s shareholders.

During the fiscal year ended January 2, 2004, the Board of Directors held 11 meetings, the Compensation Committee held 6 meetings and the Audit Committee held 10 meetings. During that same time period, no director attended fewer than 75% of the total number of all meetings of the Board of Directors and any committee on which he served. Our independent directors regularly meet as a group in executive session outside of the presence of management.

Our shareholders may communicate with our Board members via written correspondence mailed to the individual addresses found in the Beneficial Ownership of Common Stock table on page 19 of this Proxy Statement.

As is the case with all regularly scheduled meetings of the Board of Directors and its Committees, all of the Company’s directors are expected to attend our annual meetings of shareholders in person. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on our website at www.answerthink.com/ir/governance.

Director Compensation

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board of Directors or any of its committees. Directors who are not officers or employees of the Company (“Outside Directors”) receive, upon initial election to the Board, an option to purchase 20,000 shares of common stock. Outside Directors also receive annual option grants. An Outside Director who serves as a committee chairman receives an option to purchase 10,000 shares of common stock each year and all other Outside Directors receive an option to purchase 7,500 shares of common stock each year. Options are exercisable at the fair market value of the common stock on the date of the grant. Each option has a term of ten years. The vesting schedule for all Outside Director stock option grants mirrors the vesting schedule then in effect for grants to the Company’s employees. The Board reserves the right to make additional stock option grants to directors who are not officers of the Company on a discretionary basis during any fiscal year. Outside Directors receive a fee of $4,000 for each regularly scheduled Board meeting attended in person and $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members receive $1,000 for each regularly scheduled committee meeting attended, whether in person or otherwise. Board and Committee members receive $750 for each special meeting attended, whether in person or otherwise. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings.

Executive Compensation and Other Information

Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers required to be disclosed by the requirements of the SEC. Messrs. Fernandez, Frank, Dungan and Brennan are collectively referred to hereinafter as the “Named Executive Officers.”

				Long-Term Compensation
		Annual Compensation		Awards
Names and Principal Position(s)	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Award(s) ($)(1)(2)	Securities Underlying Options (#)		All Other Compensation ($)
Ted A. Fernandez	2003	$495,192	$250,000	$2,072,003	350,000	(3)	—
Chairman and Chief	2002	500,000	—	—	350,000		—
Executive Officer	2001	500,000	—	—	—		—

Allan R. Frank	2003	495,192	32,500	1,079,170	175,000	(3)	—
President	2002	500,000	—	—	175,000		$2,000	(5)
	2001	500,000	—	—	—		1,700	(5)

David N. Dungan	2003	495,192	125,000	1,079,170	175,000	(3)	—
Chief Operating Officer	2002	500,000	—	—	175,000		2,000	(5)
	2001	500,000	—	—	—		1,700	(5)

John F. Brennan	2003	369,591	50,000	427,353	50,000	(3)	—
Executive Vice President and	2002	375,000	—	—	30,000		2,000	(5)
Chief Financial Officer	2001	300,000	—	—	51,494	(4)	1,700	(5)

(1)	The restricted stock unit awards for each of the Named Executive Officers were issued in connection with a stock option exchange program. In connection with the exchange program, Messrs. Fernandez, Frank, Dungan and Brennan surrendered stock options totaling 800,001, 416,668, 416,668 and 165,001, respectively, which represented all of the outstanding stock options held by the Named Executive Officers. Restricted stock units vest as to 50% of the units on the second anniversary of the original grant date and as to 25% of the shares on the third and fourth anniversaries thereafter and entitle the grantee to receive one share of common stock for each restricted stock unit upon vesting. See “Compensation Committee Report on Executive Compensation — Stock Option Exchange Programs.”
(2)	At January 2, 2004, these restricted stock unit awards (none of which had vested as of that date) had a value, based upon the fair market value of the Company’s common stock on that date, of $4,472,006, $2,329,174, $2,329,174 and $922,356 for each of Messrs. Fernandez, Frank, Dungan and Brennan.
(3)	This grant was surrendered in its entirety by the Named Executive Officer along with all other previous grants that were outstanding on July 14, 2003 in connection with a stock option exchange program offered during fiscal year 2003. See “Compensation Committee Report on Executive Compensation — Stock Option Exchange Programs.” If the options had not been surrendered by the Named Executive Officer, the stock options would have become exercisable in four equal annual installments beginning on the first anniversary of the grant date.
(4)	Of this amount, 6,494 stock options were granted in lieu of the issuance of common stock pursuant to the Company’s Employee Stock Purchase Plan due to the oversubscription of shares. These stock options were granted on February 5, 2001. These options had an exercise price of $3.08 and a one-year term. These stock options vested on June 30, 2001. The last reported sale price of the Company’s common stock on the date of grant was $6.50.
(5)	This amount represents the Company’s matching contribution to the executive’s 401(k) account.

Stock Option Grants In Fiscal Year 2003

The following table sets forth information concerning all stock options granted to each of the Named Executive Officers during the fiscal year ended January 2, 2004. All such grants were made under the Company’s 1998 Stock Option and Incentive Plan and were exercisable for shares of common stock. As a result of the surrender of these options in connection with a stock option for restricted stock unit exchange program, these options are no longer outstanding. See “Compensation Committee Report on Executive Compensation – Stock Option Exchange Programs.”

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price Per Share ($/SH)	Expiration Date	5%	10%
Ted A. Fernandez	350,000	(1)	16.28%	(2)	2.80	01/09/2013	616,000	1,561,000

Allan R. Frank	175,000	(1)	8.14%	(2)	2.80	01/09/2013	308,000	780,500

David N. Dungan	175,000	(1)	8.14%	(2)	2.80	01/09/2013	308,000	780,500

John F. Brennan	50,000	(1)	2.33%	(2)	2.80	01/09/2013	88,000	223,000

(1)	This grant was surrendered in its entirety by the Named Executive Officer along with all other previous grants that were outstanding on July 14, 2003 in connection with a stock option exchange program offered during fiscal year 2003. See “Compensation Committee Report on Executive Compensation – Stock Option Exchange Programs.” If the options had not been surrendered by the Named Executive Officer, the stock options would have become exercisable in four equal annual installments beginning on the first anniversary of the grant date.
(2)	Total options granted to employees during fiscal year 2003 was 2,149,238.
(3)	Potential realizable values are net of exercise price before taxes and are based on hypothetical rates specified by the SEC and are not intended to forecast future stock price growth.

Equity Compensation Plan Information

The Company maintains the Answerthink, Inc. 1998 Employee Stock Option and Incentive Plan and the Answerthink, Inc. Employee Stock Purchase Plan.

The table below sets forth the following information as of the January 2, 2004 year for (i) all compensation plans previously approved by the Company’s shareholders and (ii) all compensation plans not previously approved by the Company’s shareholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of unvested restricted stock units;

•	the weighted-average exercise price of such outstanding options, warrants and rights; and

•	the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by shareholders(1)	6,566,050	$5.60(2)	13,357,279	(3)
Equity compensation plans not approved by shareholders(4)	63,945	9.30	0
Total	6,629,995	$5.68(2)	13,357,279

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan and the Company’s Employee Stock Purchase Plan. In November 1999, a wholly-owned subsidiary of the Company merged with Think New Ideas, Inc. resulting in Think New Ideas, Inc. becoming a wholly-owned subsidiary of the Company. In connection with this acquisition, the Company assumed stock options under the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan. Both plans were approved by the stockholders of Think New Ideas prior to the merger. As such, the securities from the Think New Ideas plans are included in this amount.
(2)	The weighted-average exercise price does not include the 3,618,209 shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(3)	This amount includes 11,345,018 shares available for issuance under the Company’s 1998 Employee Stock Option Incentive Plan, which includes a sub-limit of 1,381,791 shares available for issuance of restricted stock or restricted stock units. This amount also includes 2,012,261 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(4)	This amount represents shares underlying stock options that were assumed by the Company in connection with its acquisition by merger of Think New Ideas that were originally issued to members of the board of directors of Think New Ideas.

Employment Agreements

Each of Messrs. Fernandez, and Frank entered into an employment agreement with the Company effective as of June 2, 1998. Mr. Dungan entered into an employment agreement with the Company effective January 1, 1999. Messrs. Dungan, Fernandez and Frank are hereinafter referred to collectively as the “Senior Executives”. Each of their employment agreements with the Company is referred to as a “Senior Executive Agreement”. Each of the Senior Executive Agreements is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and provides for an annual salary of $500,000 for the applicable Senior Executive, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event a Senior Executive is terminated by the Company without “cause” (as defined), or the Senior Executive terminates his employment with “good reason” (as defined), other than in the case of a “change in control” (as discussed below), that Senior Executive will be entitled to severance payments equaling that Senior Executive’s annual salary and benefits for a one-year period from the date of termination. The Company will have the option to extend such severance payments for an additional one-year period. In the event the terminated Senior Executive finds new employment, the Company will be able to cease making or reduce the severance payments and benefits. If a Senior Executive’s employment is terminated by the Company without cause or by the Senior Executive with good reason, in either case in anticipation of, in connection with or within one year after a “change in control” (as defined) his salary will be continued for two years (without offset for earnings from other employment), his benefits will be continued for two years (subject to cessation if the Senior Executive is entitled to similar benefits from a new employer) and stock options and shares of restricted stock then held by him will become fully vested. Under the terms of the

Senior Executive Agreements, each of the Senior Executives agrees to preserve the confidentiality and the proprietary nature of all information relating to the Company and its business. Each Senior Executive Agreement contains certain non-competition and non-solicitation provisions.

John F. Brennan entered into an employment agreement with the Company effective as of March 23, 1999. Mr. Brennan’s employment agreement has a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provides for a current annual salary of $375,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event Mr. Brennan is terminated by the Company without “cause” (as defined) or Mr. Brennan terminates his employment with “good reason” (as defined), Mr. Brennan will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination, which may be extended at the option of the Company for an additional six-month period. In the event Mr. Brennan finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Brennan contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Brennan’s employment is terminated by the Company without cause or by Mr. Brennan with good reason, in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year (without offset for earnings from other employment), his benefits will be continued for one year (subject to cessation if Mr. Brennan is entitled to similar benefits from a new employer) and stock options then held by him will become fully vested.

Messrs. Fernandez, Dungan, Frank and Brennan each agreed to accept a salary reduction for a portion of 2003. As such, the salary amounts contained in the Summary Compensation Table on page 8 reflect annual salary amounts that are less than the contractual entitlements seen above.

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Keisling (Chairman), Hamlin and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. No current or former member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for the fiscal year ended January 2, 2004. This report, as well as the Shareholder Return Performance Presentation on page 16, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board of Directors consists of Messrs. Keisling (Chairman), Hamlin and Wix. The Compensation Committee is responsible for approving all of the policies under which compensation is paid or awarded to the Company’s executive officers and evaluates and recommends compensation and human resource programs for the Company. The Compensation Committee endeavors to meet no less than four times per year to ensure there is independent review and approval of strategic management decisions affecting compensation. This includes salary, bonus, options, benefits and human resource policies that enable the Company and Human Resources to continue to attract, retain and motivate the highest level of talent possible. The Compensation Committee also considers, amends or approves the Company’s bonus plan and related performance metrics recommended by the Company’s Chief Executive Officer.

The Compensation Committee has adopted a compensation program that considers both short-term and long-term business objectives. By contemplating both the long and short-term business objectives,

management can focus on the growth and profitability of the Company. The long-term focus enables management to increase the strength of the Company by providing more customer value through the building of comprehensive service offerings and attracting and developing the right employee base that will position the Company for future opportunities. The short-term focus maintains the Company’s competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes profitability, which leads to increased shareholder value. The Company has two primary compensation plans: an Enterprise Incentive Plan for senior level employees and a Delivery Compensation Plan for billable associates.

The Enterprise Incentive Plan is performance-based and applies principally to executive officers and individuals focused on enterprise initiatives. The Enterprise Incentive Plan consists of the following elements: base salary, performance-based cash bonus awards, performance-based stock option, and benefits. The compensation plan is a market driven plan. Market conditions and individual performance establish base salaries. Cash bonuses are awarded to Enterprise Incentive Plan participants based on quarterly contributions to the Company. The size of the quarterly bonus pool is based on the level of Company proforma pre-tax profit. Option awards are given to director level employees at the time of hire. Options awards are also given to Enterprise Incentive Plan participants on an annual basis based upon their performance. Option awards are granted to employees who made a substantial contribution towards achieving the Company’s overall organizational goals during the past year. The Compensation Committee believes that the superior performance of these individuals will significantly contribute to the Company’s future success. This program is an important element that encourages all employees to focus on activities that improve shareholder value and enhances employee retention. The Delivery Compensation Plan is a variable plan that applies to delivery personnel and directly aligns compensation with utilization. Those billable associates within the Delivery Compensation Plan that are top performers may also be eligible for cash awards out of the Enterprise Incentive Plan pool.

Policies Regarding Compensation of Executive Officers

On an annual basis, the Compensation Committee approves the compensation package for executive officers which includes base salary and performance-based stock option awards. Performance-based cash bonus awards are approved quarterly. Base salaries are targeted at competitive market levels based on each executive’s experience and role in the organization. The Compensation Committee approved base salaries and performance based stock option awards for the Company’s executive officers for the fiscal year 2004 at its meeting held on February 13, 2004.

Chief Executive Officer Compensation

Mr. Fernandez’s compensation, like that of the other executive officers of the Company, is determined in accordance with the policies set forth above. Now in his seventh year as Chairman of the Board and Chief Executive Officer, titles that he has held since the Company’s inception, Mr. Fernandez continues to demonstrate highly effective leadership and vision in a marketplace that is continuously evolving. Mr. Fernandez was awarded cash bonuses totaling $250,000 for 2003. During 2003, Mr. Fernandez offered to accept a salary reduction. Mr. Fernandez’ 2003 salary was reduced to $495,192.

Stock Option Exchange Programs

As the Company entered the year 2003, many of its associates held outstanding stock options with strike prices that were significantly higher than the then current market price of the Company’s common stock. Management and the Compensation Committee believed that these “underwater stock options” were not providing the Company’s associates with appropriate long-term incentives. To remedy this, the Company created, and the Compensation Committee and the Board of Directors approved, two stock option exchange programs (individually, an “Exchange Program” or collectively, the “Exchange Programs”) designed to give the Company’s associates a choice to receive equity awards that, over time, may have a greater potential to increase in value as compared to existing stock options.

The first Exchange Program involved the surrender of existing stock options for the right to receive a fewer number of replacement stock options to be granted no earlier than six months and one day from the date that the existing options were cancelled (the “Options for Options Exchange Program”). Pursuant to the terms of the Options for Options Exchange Program, during the period beginning on June 11, 2003 and ending on July 14, 2003, the Company offered its employees below the title of senior director the opportunity to exchange outstanding nonqualified options under the Answerthink, Inc. 1998 Stock Option and Incentive Plan and outstanding incentive stock options granted under the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan, in each case that have an exercise price of $4.50 per share or more, for a fewer number of new options to be granted under the Answerthink, Inc. 1998 Stock Option and Incentive Plan. The number of replacement options issued was determined based on the exercise prices of the options surrender. Neither the Named Executive Officers nor the non-employee members of our Board of Directors were eligible to participate in the Options for Options Exchange Program.

The offer was made upon the terms and subject to the conditions set forth in an offer to exchange and in the related letter of transmittal mailed to each eligible employee. Complete details of the Options for Options Exchange Program are contained in the Schedule TO filed by Answerthink with the Securities and Exchange Commission on June 12, 2003, and amended on July 23, 2003. In accordance with the Options for Options Exchange Program, the number of new options to be granted to each eligible employee that participated in the offer were as follows: (a) for those options having an exercise price of $4.50 or more but less than $6.51, the number of new options granted was 50% of the number of shares subject to the options tendered by such eligible employee and accepted for exchange, (b) for those options having an exercise price of $6.51 or more but less than $8.01, the number of new options granted was 33% of the number of shares subject to the options tendered by such eligible employee and accepted for exchange, (c) for those options having an exercise price of $8.01 or more but less than $10.01, the number of new options granted was 25% of the number of shares subject to the options tendered by such eligible employee and accepted for exchange, and (d) for those options having an exercise price of $10.01 or more, the number of new options granted was 20% of the number of shares subject to the options tendered by such eligible employee and accepted for exchange. Existing options with an exercise price per share less than $4.50 were not eligible for exchange in this offer, except that any options granted to eligible employees after January 10, 2003 were required to be exchanged as a condition to participation in this offer to exchange. For those options granted to eligible employees after January 10, 2003, the number of new options granted was 100% of the number of shares subject to the options tendered by such eligible employee and accepted for exchange. The new options issued will vest in two installments over a two-year period with 50% vesting on the first anniversary of the date the new options were granted and 50% vesting on the second anniversary of the date the new options were granted.

In connection with the Options for Options Exchange Program, 521,991 options were surrendered for cancellation and 163,995 options were granted. Some persons that elected to participate in the Options for Options Exchange Program but whose employment with the Company terminated prior to January 15, 2004, did not receive a grant in connection with the terms of the Options for Options Exchange Program.

The second Exchange Program involved the surrender of existing stock options for the right to receive restricted stock units to be granted on the date that the offer was closed on a one for one basis (the “Options for Restricted Stock Units Exchange Program”). Pursuant to the terms of the Options for Restricted Stock Exchange Program, during the period beginning on June 11, 2003 and ending on July 14, 2003, the Company offered its employees with the title of senior director or above that were hired prior to July 2, 2002 the opportunity to receive restricted stock units, which represented the right to receive shares of common stock upon vesting, in exchange for options to purchase shares of our common stock having an exercise price of $2.80 or more granted under the Answerthink, Inc. 1998 Stock Option and Incentive Plan. The restricted stock units are subject to the terms of a restricted stock unit agreement between each tendering option holder and the Company. Each participant received one restricted stock unit for each eligible option tendered pursuant to the Option for Restricted Stock Program. The restricted stock units will vest in three installments over a four-year period with 50% vesting on the second anniversary of the date of grant and 25% vesting on each of the third and fourth anniversaries of the date of grant.

In connection with the Options for Restricted Stock Program, options to purchase 3,826,561 shares of common stock were surrendered for cancellation and 3,826,561 restricted stock units were issued.

The Named Executive Officers surrendered a total of 1,798,338 options subject to the terms of the Options for Restricted Stock Exchange Program with option exercise prices ranging between $2.80 and $6.03. Our Non-employee Directors were not eligible to participate in this Exchange Program.

Options For Restricted Stock Exchange Program, July 14, 2003

The following table sets forth information with respect to the Named Executive Officers concerning the replacement of options on July 14, 2003 pursuant to the Options For Restricted Stock Exchange Program.

Name	Date	Number of securities underlying options repriced(1)	Market Price of stock at the time of repricing or amendment ($)(2)	Exercise price at time of repricing or amendment($)(3)	New Exercise Price($)(4)	Length of original option term remaining at date of repricing or amendment (months)(5)
Ted A. Fernandez	July 14, 2003	800,001	2.59	2.80-6.03	0.00	69-114
Chairman and Chief Executive Officer

Allan R. Frank	July 14, 2003	416,668	2.59	2.80-6.03	0.00	69-114
President

David N. Dungan	July 14, 2003	416,668	2.59	2.80-6.03	0.00	69-114
Chief Operating Officer

John F. Brennan	July 14, 2003	165,001	2.59	2.80-6.03	0.00	69-114
Executive Vice President and Chief Financial Officer

(1)	Pursuant to the terms of the Options For Restricted Stock Exchange Program, for every option that was surrendered and cancelled, one restricted stock unit was issued on the date of cancellation.
(2)	Represents the last reported sale price of the common stock on the grant date.
(3)	Represents the exercise price of options surrendered and cancelled.
(4)	There is no exercise price associated with the restricted stock units.
(5)	All stock options surrendered had ten year terms. These figures represent the number of months remaining in the term of the option surrendered measured as of the date on which the Restricted Stock Units were issued. The restricted stock units have a ten year term and will vest in three installments over a four year period with 50% vesting on the second anniversary of the date of grant and 25% vesting on each of the third and fourth anniversaries of the date of grant.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to the Company’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding Section 162(m) and to date has concluded that it is not appropriate to do so. All compensation paid in 2003 and gains from stock options granted in 2003 are expected to be deductible. Given the current compensation philosophy, no executive is expected to earn non-deductible compensation in the near term.

Respectfully submitted,

Compensation Committee

Jeffrey E. Keisling
Richard N. Hamlin
Alan T.G. Wix

Shareholder Return Performance Presentation

The following graph compares the cumulative five-year total shareholder returns on our common stock from January 1, 1999 through January 2, 2004 with the cumulative total return on the NASDAQ Stock Market Index and the market value weighted return of a peer group of other publicly traded information technology consulting companies selected by the Company (the “Peer Group”) and identified below.

The Peer Group consists of Bearing Point, Inc., Braun Consulting, Inc., DiamondCluster International, Inc., eLoyalty, Inc., Sapient Corporation and Technology Solutions Corporation. The Tanning Technology Corporation, which was included in the shareholder return performance presentation in the 2003 Proxy Statement, is no longer a publicly traded company, and has therefore been removed from the Peer Group.

Report of the Audit Committee

The members of the Audit Committee of the Board of Directors currently consists of Messrs. Huston (Chairman), Hamlin and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers. The Board of Directors determined that Mr. Hamlin and Mr. Huston, both independent directors, are audit committee financial experts under the SEC rules. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the Audit Committee Charter was filed with our 2003 Proxy Statement and can be found on our website at www.answerthink.com/ir/governance. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements to be included in the Company’s Annual Report on Form 10-K with management and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement of Auditing Standards No. 61 “Communications with Audit Committees.” In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the written disclosures delivered to the Committee by the independent auditors as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held ten meetings during fiscal year 2003.

The Audit Committee has approved all audit and non-audit services provided by the Company’s independent auditors in 2003 and 2004 year to date. See “Pre-approval of Non-Audit Services” below.

The Audit Committee will consider the re-appointment of its current independent auditors, PricewaterhouseCoopers (“PwC”), as the Company’s independent auditors for the fiscal year ended December 31, 2004 at its regularly scheduled meting to be held in July of 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2004, for filing with the Securities and Exchange Commission.

Fees Paid To Independent Accountants

The following table sets forth fees for professional services provided by PwC for the audit of the Company’s financial statements for fiscal years 2003 and 2002 and fees billed for audit-related services, tax services, and all other services rendered by PwC for fiscal years 2003 and 2002:

	2003	2002
Audit Fees(1)	$215,650	$179,475
Audit-Related Fees(2)	86,000	16,500
Tax Fees(3)	17,950	138,845
All other fees(4)	11,983	3,300

(1)	Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Of the aggregate fees for fiscal year 2003, $102,400 had been billed as of January 2, 2004. Of the aggregate fees for fiscal year 2002, $52,225 had been billed as of January 3, 2003. The balances of these fees were billed prior to the date of this Proxy Statement.
(2)	Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.
(3)	Represents fees for services provided in connection with the Company’s tax position taken in connection with the discontinuance of its Think New Ideas, Inc. subsidiary, tax return reviews and tax due diligence associated with the Company’s acquisition activities.
(4)	Represents fees for services provided to the Company not otherwise included in the categories seen above. None of these fees were for services related to the design or implementation of financial information systems. These fees were primarily for consultation on employee benefit matters.

Pre-approval of Non-Audit Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of audit-related, tax and other services specifically described by the Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Committee as to the nature and cost of such services at the next Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Edwin A. Huston, Chairman
Richard N. Hamlin
Alan T.G. Wix

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 15, 2004: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) by each of the Named Executive Officers; (iii) by each director and nominee of the Company; and (iv) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ted A. Fernandez(2)(3)	0	*	%
Allan R. Frank(2)	490,046	1.01
David N. Dungan(2)(4)	979,066	2.02
John F. Brennan(2)	141,747	*
Alan T.G. Wix(5)(8)	34,299	*
Jeffrey E. Keisling(5)(9)	33,499	*
Edwin A. Huston(2)(6)	16,748	*
Richard N. Hamlin(2)(7)	5,000	*
Columbia Wanger Asset Management, L.P.(10)	7,103,800	14.66
Columbia Acorn Trust (10)	5,605,500	11.57
All directors and current executive officers as a group (8 persons)	1,700,405	3.51

*	Represents less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options or warrants held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 15, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for each of Messrs. Brennan, Dungan, Fernandez, Frank, Hamlin and Huston is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3)	Does not include 1,126,670 shares held through the Ted A. Fernandez Flint Trust dated February 18, 2003. Does not include 100,000 shares, 50,000 shares each of which are held by the Ted A. Fernandez, Jr. Irrevocable Trust (1998) and the Christina Marie Fernandez Irrevocable Trust (1998), respectively.
(4)	Includes 191,150 shares held through the DJD Family Limited Partnership, 782,716 shares held in the Jeanine G. Dungan Trust dated August 5, 1998 and 5,200 shares held for Mr. Dungan’s children in Uniform Gift to Minor accounts.
(5)	Includes 33,299 vested options to purchase common stock granted pursuant to the Company’s outside director compensation program.
(6)	Includes 13,748 vested options to purchase common stock granted pursuant to the Company’s outside director compensation program.
(7)	Includes 5,000 vested options to purchase common stock granted pursuant to the Company’s outside director compensation program.
(8)	The address of Mr. Wix is 99 Merewood Road, Barnehurst, Kent, England DA7 6PH.
(9)	The address of Mr. Keisling is 150 N. Radnor-Chester Road, St. Davids, Pennsylvania 19087.

(10)	The information reported is based on an amended statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2004, filed by Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition G.P., Inc. (“WAM GP”) and Columbia Acorn Trust (“Acorn”). The statement discloses that, as of the time filing, WAM, a registered investment adviser, and WAM GP, the general partner of WAM, had shared voting and dispositive power with respect to 7,103,800 shares of common stock, and that all such shares were acquired by WAM and WAM GP on behalf of discretionary clients of WAM, including Acorn. The statement also discloses that, as of time of the filing, Acorn, a registered investment company, had shared voting and dispositive power with respect to 5,605,500 of the 7,103,800 shares of common stock. The address of WAM, WAM GP and Acorn is 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of our directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of three late Forms 4 that were filed for Edwin Huston, Jeffrey Keisling and Alan Wix related to stock option grants issued on May 3, 2003.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2005

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 6, 2004 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2005 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 14, 2005 and not later than March 14, 2005 provided, however, that in the event that the date of the 2005 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2004 Annual Meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended January 2, 2004. For a copy of the Company’s 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, telephone 305 375-8005, facsimile 305 379-8810.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

Frank A. Zomerfeld
Secretary

                                     Your vote is important!
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:01 A.M. Eastern Time on the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ANSWERTHINK, INC. 1001 BRICKELL BAY DRIVE SUITE 3000 MIAMI, FL 33131

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 12:01 A.M. Eastern Time on the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Answerthink, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are voting by Telephone or Internet

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
ANSWR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANSWERTHINK, INC.

Vote On Directors
1.	Election of Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below. _________________________
Nominees: (01) Ted A. Fernandez (02) Alan T.G. Wix

2.			In accordance with their discretion upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign.  Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

For address change and/or comments, please check this box and write them on the back where indicated			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

PROXY

ANSWERTHINK, INC. 1001 Brickell Bay Drive, Suite 3000 Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 12, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Ted A. Fernandez and John F. Brennan, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.001 per share, of Answerthink, Inc., a Florida corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, May 12, 2004, at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, or any postponement or adjournment thereof, as follows on the reverse side.

          When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSAL SET FORTH HEREIN.

Address Changes/Comments: __________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

(If you noted any Address Changes or Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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